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                                                                    EXHIBIT 23.3

                        CONSENT OF MILLER AND LENTS, LTD.

         We consent to the references to us under the heading "Reserve Engineers" in the Registration Statement on Form S-4 and related Prospectus of The Houston Exploration Company for the registration of $175,000,000 of 7% Senior Subordinated Notes due 2013 and related exchange offer for up to $175,000,000 of 7% Senior Subordinated Notes due 2013.


                                    /s/ Miller and Lents, Ltd.
                                    --------------------------
                                    MILLER AND LENTS, LTD.
Houston, Texas
July 3, 2003